Exhibit 10.11

Effective Date: September 15, 2015

Re:	Loan to Eos Petro, Inc.

Dear Plethora Enterprises, LLC,

Reference is made to a loan in the principal amount of $150,000 made on April 15, 2015 (the “Loan”) from Plethora Enterprises, LLC, a Delaware limited liability company (“Plethora”) to Eos Petro, Inc. (“Eos,” collectively referred to with Plethora as the “Parties”).

You are hereby requested in this letter (this “Letter Agreement”) to indicate your agreement to, and acknowledgement of, the following:  The Parties hereby agree that the maturity date of the Loan is extended to January 1, 2016.

Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below.  Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, signing in his
individual capacity and as the CEO of Eos
Petro, Inc., a Delaware corporation

/s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO ON NOVEMBER 6, 2015 BY:

Plethora Enterprises, LLC, a Wyoming limited liability company By: /s/ Nikolas Konstant Name: Nikolas Konstant Title: Managing Member